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Exhibit 9.1

CONSENT OF INDEPENDENT AUDITORS

                 We consent to the incorporation by reference in the Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries' (the "Company") Registration Statements on Form S-8, File Nos. 33-85168, 333-09292 and 333-74321 and on Form F-3, File No. 333-86288 of our report dated April 29, 2004, relating to the consolidated financial statements of the Company as of November 30, 2003 and 2002 and for the years ended November 30, 2003 and 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) appearing in this Annual Report on Form 20-F of the Company for the year ended November 30, 2003.

                      /s/ Deloitte & Touche LLP

Glasgow, United Kingdom
May 11, 2004

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  Exhibit 9.1
CONSENT OF INDEPENDENT AUDITORS